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                                                                EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-71823) of Vari-Lite International, Inc. of our report dated December 14, 1999, (January 11, 2000 as to the fifth paragraph of Note E) appearing in this Annual Report on Form 10-K of Vari-Lite International, Inc. for the year ended September 30, 1999.

DELOITTE & TOUCHE LLP

Dallas, Texas
January 13, 2000